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                                  EXHIBIT 5.1
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                                                                     Exhibit 5.1


                               March 4, 1996


Sierra On-Line, Inc.
3380 - 146th Place S.E., Suite 300
Bellevue, Washington  98007

         RE: 1,100,594 SHARES OF COMMON STOCK ($.01 PAR VALUE) OF SIERRA ON-LINE, INC. (THE "COMPANY")

Gentlemen and Ladies:

         We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 1,100,594 shares of Common Stock, $.01 par value (the "Shares"), 800,000 of which are to be issued pursuant to the Sierra On-Line, Inc. 1987 Stock Option Plan, 230,594 of which are to be issued pursuant to the Papyrus Design Group Inc. 1992 Stock Option Plan, 40,000 of which are to be issued pursuant to the Sierra On-Line, Inc. 1993 Stock Option Grant Agreement and 30,000 of which are to be issued pursuant to the Sierra On-Line, Inc. 1994 Stock Option Grant Agreement (collectively, the "Plans"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the Shares that will be issued upon the exercise of stock options granted pursuant to the Plans have been duly authorized and that, upon the due execution by the Company and the registration by its registrars of the Shares, issuance thereof by the Company and receipt of the consideration therefor in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                             Very truly yours,


                                             PERKINS COIE